24 FEB. 1998

ARTHUR ANDERSEN & Co.

To:       Ben H.M. Hachmang, Coopers and Lybrand N.V.
          Neomi Goldgevitch

From:     Philippe Mongin, Alain Brami - Arthur Andersen Paris-PGA

Fax:      31.20.568.68.88

Subject:  Mul-T-Lock France S.A.R.L. - Audit opinion, December 31, 1997

Date:     February 16, 1998

1. At your request we have audited the financial statements of Mul-T-Lock France S.A.R.L. for the twelve-month period ended December 31, 1997. These statements are presented hereunder signed for identification.

      The key figures are as follows:
      o     net equity as at 12.31.97: FF 1,979,314.
      o     net profit for 1997: FF 1,001,379.

2. We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

3. These financial statements have been prepared to be used in connection with the preparation of the consolidated financial statements of the Mul-T-Lock Group and, accordingly, they state the assets, liabilities, stockholders' investment and revenues and expenses of the aforementioned unit as adjusted for that purpose. The financial statements have not been prepared for use by other parties and may not be appropriate for such use.

4. In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the aforementioned unit as of December 31, 1997 and are presented in accordance with generally accepted accounting principles.

               /s/ Philippe Mongin                 /s/ Alain Brami
               -------------------                 ---------------
               Philippe Mongin                     Alain Brami